Exhibit 4.34

THIRD ADDENDUM TO GFI-SA LOAN AGREEMENT

Amongst

MVELAPHANDA GOLD (PROPRIETARY) LIMITED

FIRSTRAND BANK LIMITED

(acting through its RAND MERCHANT BANK division)

GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED

GOLD FIELDS LIMITED

GOLD FIELDS AUSTRALIA PTY LIMITED

and

GOLD FIELDS HOLDINGS COMPANY (BVI) ~~GUERNSEY~~ LIMITED

TABLE OF CONTENTS

1.	PARTIES	1

2.	ADDENDUM	1

3.	VARIANCE	1

4.	AMENDMENTS	2

5.	VARIATION	2

6.	SAVINGS	2

7.	COUNTERPARTS	3

THIRD ADDENDUM TO GFI-SA LOAN AGREEMENT

1.	PARTIES

1.1	The Parties to this Agreement are:

1.1.1	MVELAPHANDA GOLD (PROPRIETARY) LIMITED;

1.1.2	FIRSTRAND BANK LIMITED (acting through is RAND MERCHANT BANK division;

1.1.3	GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED;

1.1.4	GOLD FIELDS LIMITED;

1.1.5	GOLD FIELDS AUSTRALIA PTY LIMITED; and

1.1.6	GOLD FIELDS HOLDINGS COMPANY (BVI) ~~GUERNSEY~~ LIMITED.

1.2	The Parties agree as set out below.

2.	ADDENDUM

2.1	This Agreement forms an addendum to the written agreement entitled “GFI- SA Loan Agreement” (the “GFI-SA Loan Agreement”) concluded between the Parties referred to in clause 1 dated 11 December 2003 as amended by an addendum thereto dated 13 February 2004 and a further addendum thereto dated 18 November 2004.

2.2	All words and expressions defined in the GFI-SA Loan Agreement shall have the same meaning herein unless otherwise stated or the context clearly indicates otherwise.

3.	VARIANCE

3.1	Clause 26.5.1 of the GFI-SA Loan Agreement provides inter alia that no addition to, amendment to or variation of the GFI-SA Loan Agreement shall be of any force or effect unless in writing and signed by or and on behalf of all the Parties.

3.2	The Parties wish to amend the GFI-SA Loan Agreement for the purposes set out in clause 4 below and have accordingly, pursuant to clause 26.5.1 of the GFI-SA Loan Agreement, agreed to reduce such amendments to writing.

4.	AMENDMENTS

4.1	Clause 2.2 (Financial Definitions) is hereby amended by the deletion of the definition of “Net Debt Service”.

4.2	Clause 18.1 (Financial Condition) of the GFI-SA Loan Agreement is hereby amended as follows:

4.2.1	clause 18.1.1 is amended by deleting the references to “6:1” and replacing it with a reference to “5:1” and by adding the word “and” at the end of clause 18.1.1;

4.2.2	clause 18.1.3 is amended by deleting the reference to “2:1” and replacing it with a reference to “2.5:1”;

4.2.3	clause 18.1.2 is deleted in its entirety and replaced with the words “Intentionally deleted”;

4.2.4	clause 18.1.4 is deleted in its entirety and replaced with the words “Intentionally deleted”,

4.3	Schedule 3 (Form of Compliance Certificate) is hereby amended by deleting paragraph 3.2 (Consolidated EBITDA to Net Debt Service).

5.	VARIATION

No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

6.	SAVINGS

Save as set out herein the GFI-SA Loan Agreement remains of full force and effect.

7.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement,

SIGNED at                                          on this the      day of                      2007.

For and on behalf of
MVELAPHANDA GOLD (PROPRIETARY) LIMITED

Name:
Capacity:
Who warrants his authority hereto

SIGNED at on this the 24th day of August 2007.

For and on behalf of
FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division)

Name:
Capacity:	Authorized Signatory
Who warrants his authority hereto

Name:
Capacity:	Authorized Signatory
Who warrants his authority hereto

SIGNED at PARKTOWN on this the 4th day of SEPT 2007.

For and on behalf of
GFI MINING SOUTH AFRICA (PROPRIETARY) LIMITED

Name:
Capacity:
Who warrants his authority hereto

SIGNED at PARKTOWN on this the 4th day of SEPT 2007.

For and on behalf of
GOLD FIELDS LIMITED

Name:
Capacity:
Who warrants his authority hereto

SIGNED at WEST PERTH on this the 5th day of SEPT 2007.

For and on behalf of
GOLD FIELDS AUSTRALIA PTY LIMITED

Name:	Neville K Bergin
Capacity:
Who warrants his authority hereto

SIGNED at PARKTOWN on this the 4th day of Sept 2007.

For and on behalf of
GOLD FIELDS HOLDINGS COMPANY (BVI) ~~GUERNSEY~~ LIMITED

Name:
Capacity:
Who warrants his authority hereto